Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus consitituing a part of the Registration Statement on Form F-1, Amendment No.3 (No. 333-270674), of SMX (Security Matters) Public Limited Company of our report dated April 25, 2023, relating to the consolidated financial statements of Security Matters Limited, which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

April 28, 2023